UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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FRIEDMAN INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS
GENERAL
Appendix A
Appendix B

FRIEDMAN INDUSTRIES, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Friedman Industries, Incorporated:

The Annual Meeting of Shareholders of Friedman Industries, Incorporated will be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 2, 2010, at 11:00 a.m. (local time), for the following purposes:

(1) To elect a board of nine directors for the ensuing year.

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July 16, 2010, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Ben Harper
Secretary

July 29, 2010
Houston, Texas

IMPORTANT

Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 2, 2010

The accompanying proxy statement, a form of proxy card and a copy of our 2010 Annual Report to Shareholders are available at http://www.amstock.com/proxyservices/viewmaterial.asp?conumber02502.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held on September 2, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 4001 Homestead Road, Houston, Texas 77028 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. on Thursday, September 2, 2010 (the “Annual Meeting”), in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of the nominees listed herein and (ii) in the discretion of such persons in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.

At the close of business on July 16, 2010, there were 6,799,444 shares of our common stock, $1.00 par value (“Common Stock”), outstanding. Holders of record of Common Stock on such date will be entitled to one vote per share on all matters to come before the Annual Meeting.

The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Our Annual Report to Shareholders for the fiscal year ended March 31, 2010, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about July 29, 2010, to shareholders of record as of July 16, 2010.

ELECTION OF DIRECTORS

The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors currently consists of nine members.

It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the nine nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the nominating committee of the Board of Directors.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each director nominee receiving a plurality of votes cast will be elected director. The withholding of authority by a shareholder, abstentions and broker non-votes will be considered as not voted and will have no effect on the results of the election of those nominees.

The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

	Principal Occupation and
	Business Experience for more	Director
Nominee	than the Last Five Years	Since	Age
William E. Crow	Chief Executive Officer since February 2006; President since 1995; President of Texas Tubular Products Division since 1990; formerly Vice President since 1981; formerly Chief Operating Officer since 1995	1998	63
Harold Friedman	Chairman of the Board since May 2006; formerly Vice Chairman of the Board since 1995; formerly President and Chief Operating Officer since 1975	1965	80
Durga D. Agrawal	President, Piping Technology & Products, Inc. (pipe fabrication), Houston, Texas	2006	65
Charles W. Hall	Attorney, Fulbright & Jaworski L.L.P. (law firm), Houston, Texas	1974	80
Alan M. Rauch	President, Ener-Tex International Inc. (oilfield equipment sales), Houston, Texas	1980	75
Max Reichenthal	President, Texas Iron and Metal (steel product sales), Houston, Texas	2008	52
Hershel M. Rich	Private investor and business consultant, Houston, Texas	1979	85
Joel Spira	Private investor; formerly Partner, Weinstein Spira & Company (accounting firm), Houston, Texas	2007	72

	Principal Occupation and
	Business Experience for more	Director
Nominee	than the Last Five Years	Since	Age
Joe L. Williams	Partner, PozmantierWilliams Insurance Consultants, LLC (insurance and risk management consultants), Houston, Texas, since October 2007; formerly Business Development Manager Wells Fargo Insurance Services of Texas, Inc., Houston, Texas, since February 2007; formerly Senior Vice President, Acordia of Texas, Inc., Houston, Texas, since 2005; formerly Managing Director, Acordia of Texas, Inc. since 2003; formerly for more than five years, Chairman and Chief Executive Officer, Wisenberg Insurance + Risk Management (insurance and risk management), Houston, Texas	2000	64

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors. In addition to regular Board meetings, the Board of Directors has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Williams serves as the presiding director for each executive session.

Director Qualifications

As set forth in the Charter of the Nominating Committee of the Board of Directors, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the NYSE Amex. In addition, the nominating committee shall consider the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the nominating committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.

In addition, the following experience, qualifications, attributes and skills were considered in determining the current nominees for director:

Mr. Crow has been associated with our Company in various capacities since 1972, including executive officer experience since 1981. His combination of experience and thorough knowledge of our business qualifies him to serve as a member of our Board of Directors.

Mr. Friedman has been a director of our Company even before we became a public company in 1972. He joined the Company after leaving college more that sixty years ago. His broad experience and extensive insight into our business qualifies him to serve as a member of our Board of Directors.

Mr. Agrawal has past and current experience as an executive officer in charge of running a business in Houston, Texas. His independence, his executive experience and broad operational and business experience qualifies him to serve as a member of our Board of Directors.

Mr. Hall has been a director of our Company since 1974. He is a retired partner from Fulbright & Jaworski L.L.P. (“F&J”), our Company’s counsel. He continues to be associated with F&J and continues to practice law. His long tenure as an independent director and knowledge of our business qualifies him to serve as a member of our Board of Directors.

Mr. Rauch has past and current experience as an executive officer in running several businesses, including his current operation in Houston, Texas. His independence, his insight into our operations and his executive experience qualifies him to serve as a member of our Board of Directors.

Mr. Reichenthal has past and current experience as an executive officer in charge of running a business in Houston, Texas. He is thoroughly familiar with the steel and pipe business. His business experience and his experience as an executive officer qualifies him to serve as a member of our Board of Directors.

Mr. Rich, a director since 1979, has broad experience as an electrical and mechanical engineer, an investor and a business consultant. Previously, Mr. Rich was the executive officer of a large manufacturing company and a software development company in Houston, Texas. His independence, his years of business experience and his experience as an executive officer qualifies him to serve as a member of our Board of Directors.

Mr. Spira has a background in accounting and finance. He was formerly a partner at Weinstein Spira & Company, a large accounting firm in Houston, Texas. Mr. Spira qualifies as a “financial expert” as defined by the Securities and Exchange Commission. His independence, his executive experience and his background in accounting and financial matters qualifies him to serve as a member of our Board of Directors.

Mr. Williams has a broad range of experience in insurance and risk management. He has served as an executive officer in several large insurance businesses and is currently a partner of an insurance operation in Houston, Texas. His independence, insight into business operations and executive experience qualifies him to serve as a member of our Board of Directors.

Identifying and Evaluating Nominees for Directors

The nominating committee of the Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The nominating committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee will consider various potential candidates for director. Candidates may come to the attention of the nominating committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the nominating committee and may be considered at any point during the year. In evaluating such nominations, the nominating committee seeks to achieve a balance of knowledge, experience and capability on the Board. In evaluating such nominations, the nominating committee seeks to achieve a diverse range of perspectives based on each Board member’s knowledge, life experiences, capabilities and background. While the nominating committee does not have a formal policy with respect to diversity, it does attempt to identify director nominees who can provide a diverse perspective to the Board of Directors.

Board of Directors Independence

The Board of Directors has affirmatively determined that all members of the Board, with the exception of Messrs. H. Friedman and Crow, are independent and have no material relationship with the Company that would interfere with their exercise of independent judgment.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has determined that it is best for the Company for William E. Crow to serve as Chief Executive Officer of the Company and for Harold Friedman, who has been involved with the Company for approximately sixty years, to serve as Chairman of the Board. This arrangement allows Mr. Crow to focus on the day-to-day management of the Company while Mr. Friedman has primary responsibilities, in consultation with Messrs. Crow and Ben Harper, Chief Executive Officer and President and Senior Vice President — Finance of the Company, respectively, of preparing the agendas for Board meetings and leading the meetings of the Board of Directors.

With respect to the oversight of the Company’s risk, the Company’s executive officers supervise the day-to-day risk management responsibilities and in turn report, when necessary, to the Audit Committee with respect to financial and operational risk and to the full Board with respect to risks associated with the Company’s overall strategy.

Attendance at the Annual Meeting of Shareholders

The Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Although the Company does not have a specific attendance policy, the directors are encouraged to and generally attend the Annual Meeting of Shareholders. Eight of the then ten directors attended the 2009 Annual Meeting of Shareholders.

Communications with the Board

Shareholders may contact our directors individually, a committee of the Board of Directors, the independent directors of the Board of Directors as a group or the Board of Directors generally, by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 21147, Houston, Texas 77226, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.

Proposals submitted by shareholders for inclusion in our annual proxy statement will not be considered shareholder communications under this policy and shall be handled in accordance with the rules and regulations promulgated from time to time by the Securities and Exchange Commission and the procedures described below in this proxy statement.

Investor Information

To obtain a printed copy of our Code of Conduct and Ethics or the charter for the audit committee or the nominating committee of the Board of Directors, send a request to us in care of Investor Relations, P.O. Box 21147, Houston, Texas 77226.

Director Compensation

With the exception of Messrs. Crow and H. Friedman, directors are paid $2,000 per quarter. In addition, the chairman of the audit committee and members of such committee receive $1,000 and $750, respectively, for each committee meeting attended. Messrs. Crow and H. Friedman receive no compensation for serving as directors.

Except for Mr. Crow, who is a Named Executive Officer (as defined in “Executive Compensation” below), the following table summarizes compensation paid to each director during the fiscal year ended March 31, 2010:

				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation		Total
Name	($)	($)	($)	($)	Earnings	($)		($)

Harold Friedman	—	—	—	—	—	21,439	(1)	21,439
Jack Friedman	—	—	—	—	—	25,200	(2)	25,200
Durga Agrawal, Ph.D.	8,750	—	—	—	—	—		8,750
Charles W. Hall	8,000	—	—	—	—	—		8,000
Alan M. Rauch	11,000	—	—	—	—	—		11,000
Max Reichenthal	8,000	—	—	—	—	—		8,000
Hershel M. Rich	10,250	—	—	—	—	—		10,250
Joel Spira	12,000	—	—	—	—	—		12,000
Joe L. Williams	8,000	—	—	—	—	—		8,000

(1)	In December 2004, we entered into a Service Agreement with H. Friedman, former Vice Chairman of the Board, a director of the Company and, since May 2006, Chairman of the Board. Pursuant to the Service Agreement, effective as of December 31, 2004, Mr. Friedman resigned as Vice Chairman of the Board and retired as a full-time employee of the Company. The Service Agreement provides that Mr. H. Friedman will remain a part-time employee of the Company at an annual salary of $13,200 for an initial term beginning January 1, 2005, and ending December 31, 2009 (subject to earlier termination upon certain specified events), and, thereafter, for automatically renewing successive one-year terms (subject to earlier termination upon such specified events and our right to terminate the agreement as of the end of any such one-year term). Other compensation also includes a Christmas bonus of $6,000 paid at the direction of the Board of Directors and a contribution of $2,286 to our Employees’ Retirement and 401(k) Plan.

(2)	On October 31, 2008, we entered into a Consultant Agreement with J. Friedman, former Chairman of the Board and Chief Executive Officer and director of the Company. The Consultant Agreement provided that we engage Mr. J. Friedman to provide such advisory or consulting services to the Company as may be requested by our Board of Directors, our Chief Executive Officer or any of our Senior Vice Presidents from time to time during the term of the agreement. Under the terms of the Consultant Agreement we paid Mr. J. Friedman an annual fee of $13,200, payable in monthly installments of $1,100, for an initial term beginning on October 31, 2008 and ending on December 31, 2009 (subject to earlier termination upon such specified events) and thereafter, for automatically renewing successive one-year terms (subject to earlier termination upon such specified events and our right to terminate the agreement as of the end of any such one-year term). Other compensation also includes a Christmas bonus of $6,000 paid at the direction of the Board of Directors and auto allowances totaling $6,000 paid in fiscal 2010. Mr. J. Friedman passed away on April 4, 2010.

Board of Directors Affiliations

Messrs. H. Friedman and Spira are cousins. Mr. Hall is associated with Fulbright & Jaworski L.L.P., our outside legal counsel. Mr. Williams is a Partner with PozmantierWilliams Insurance Consultants, LLC which provides insurance consulting services to us. Mr. Reichenthal is affiliated with Steel Vest Property, LLC (“SVP”) which purchased our real property in Houston, Texas in September 2006. We lease office space from SVP in Houston, Texas and paid SVP rental fees of $16,800 in each of fiscal 2009 and fiscal 2010.

Related Party Transactions

During fiscal 2009 and 2010, there were no transactions with related persons which required disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR Part 229).

Policies and Procedures with Respect to Approval of Related Party Transactions

The audit committee of the Board of Directors has adopted a written policy with respect to related party transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction between us and any related party other than transactions (i) available to all employees generally or (ii) involving less than $5,000 when aggregated with all similar transactions. The audit committee is responsible for reviewing, approving and ratifying any related party transaction. In general, the policy prohibits all related party transactions although the audit committee may approve related party transactions (A) in exceptional circumstances where the situation is urgent and no reasonable alternatives exist, (B) when the benefit is unique and significant or (C) the economic value to us is highly compelling over an extended period.

Committees of the Board of Directors and Meeting Attendance

During fiscal 2010, the Board of Directors met five times.

The Board of Directors has an audit committee which currently consists of Messrs. Agrawal, Rauch, Rich and Spira (Chair). The audit committee discusses with the independent accountants and management our financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages our independent auditors. The audit committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee, as amended, which is not available on our web site but is attached as Appendix A to this proxy statement. The audit committee met four times in fiscal 2010.

The Board of Directors has a compensation committee composed of Messrs. Agrawal, Rauch, Rich (Chair) and Williams. The compensation committee considers and recommends for approval by the Board of Directors adjustments to the compensation of our executive officers and the implementation of any compensation program. In addition, the compensation committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. As permitted by the rules of the NYSE Amex, the compensation committee does not currently operate under a charter. The compensation committee met two times in fiscal 2010.

The Board of Directors has a nominating committee currently composed of Messrs. Agrawal, Hall, Rauch, Rich, Spira and Williams (Chair), each of whom is independent in accordance with the applicable rules of the NYSE Amex. Board of Directors nominees are proposed by the nominating committee. The nominating committee’s responsibilities are further detailed in the Charter of the Nominating Committee, which is not available on our website but is attached as Appendix B to this proxy statement. The nominating committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors believes that it is in the best interest of the Company to focus our resources on evaluating candidates at the appropriate time and who come to us by way of reputation or a relationship which initially validates the qualifications of the person as a candidate or through professional search processes that do the same. The nominating committee met one time in fiscal 2010.

During the fiscal year ended March 31, 2010, no director attended fewer than 75% of the combined meetings of the Board of Directors and of any committee of which such director was a member except for Mr. Agrawal.

Audit Committee Qualifications

The Board of Directors has affirmatively determined that all members of the audit committee are independent in accordance with the applicable rules of the NYSE Amex and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board also has determined that each of the members of the audit committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Spira meets the financial sophistication requirements set forth in the applicable rules of the NYSE Amex and qualifies as an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, as amended.

Audit Committee Report

The audit committee of the Board of Directors has reviewed and discussed with our management and Hein & Associates LLP (“Hein”), our independent auditors, the audited financial statements of the Company contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. The committee has also discussed with our independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The committee received and has discussed the written disclosures and letters from Hein required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Hein its independence in connection with its audit of our most recent financial statements. The committee has also considered whether the provision of non-audit services to the Company by Hein is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the committee recommended the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to liabilities under Section 18 of the Exchange Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Durga D. Agrawal
Alan M. Rauch
Hershel M. Rich
Joel Spira

Procedures and Processes for Determining Executive and Director Compensation

The compensation committee of the Board of Directors is responsible for reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer and our Named Executive Officers. The committee also reviews and discusses with the Chief Executive Officer, and recommends to the full Board of Directors, the compensation for all other officers of the Company. The committee may retain compensation consultants or other advisers it deems appropriate, however the committee’s general practice is not to use a compensation consultant. Based on the committee’s analysis of relevant data, the committee determines its recommendation regarding the compensation of our Chief Executive Officer during an executive session of the committee at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of our other executive officers and other officers to the committee. The committee considers the recommendations, discusses the recommendations with our Chief Executive Officer, may discuss the matter in executive session and then makes recommendations to the full Board of Directors. The final determination as to the compensation of the Chief Executive Officer and all other officers of the Company is made by the full Board of Directors based on the recommendations of the committee.

The Board of Directors or an authorized committee thereof may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards and other director compensation to maintain a transparent and readily understandable compensation program which insures that the directors continue to receive fair and appropriate compensation for the time commitment required to discharge their duties as directors for a company of our size.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal years ended March 31, 2010 and March 31, 2009, to each of our executive officers, including the principal executive officer and the principal financial officer (collectively, the “Named Executive Officers”):

							Nonqualified
							Deferred
Name and				Stock	Option	Non-Equity	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Incentive Plan	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)	($)	Compensation	($)	($)(3)	($)

William E. Crow	2010	110,000	6,000	—	—	—	—	3,146	119,146
Chief Executive Officer and President	2009	110,000	524,970	—	—	—	—	4,586	639,556
Ben Harper	2010	90,000	6,000	—	—	—	—	3,189	99,189
Senior Vice President — Finance and Secretary/Treasurer	2009	90,000	438,475	—	—	—	—	4,586	533,061
Thomas Thompson	2010	90,000	6,000	—	—	—	—	3,189	99,189
Senior Vice President — Sales and Marketing	2009	90,000	438,475	—	—	—	—	4,586	533,061

(1)	Represents base salary.

(2)	Includes quarterly bonuses based on a percentage of our quarterly net income and Christmas bonuses, each of which is paid at the discretion of the Board of Directors.

(3)	Reflects contributions by the Company to the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan for the benefit of the Named Executive Officers.

Option Exercises and Stock Vested Table

There were no options exercised or stock vested during the fiscal year ended March 31, 2010, for any of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End Table

There were no unexercised options, vested stock or equity incentive plan awards outstanding as of the year ended March 31, 2010, for any of the Named Executive Officers.

Grants of Plan-Based Awards Table

There were no grants made to the Named Executive Officers during the fiscal year ended March 31, 2010.

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers will receive the same benefits as our other employees upon termination of their employment. We maintain the Friedman Industries, Inc. Employees’ Retirement and 401(k) Plan (the “Plan”), a defined contribution and 401(k) plan. The Plan covers substantially all employees, including officers, and employees fully vest in the Plan upon six years of service. In addition, the Company maintains life insurance policies on each officer, including the Named Executive Officers. From time to time and in its discretion, the Board has approved the transfer of the applicable policy to an officer upon his retirement. At March 31, 2010, the cash surrender values of the life insurance policies held by the Company on Messrs. Crow, Harper and Thompson were approximately $166,000, $214,000 and $86,000, respectively. None of the Named Executive Officers has a change-in-control agreement with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, our directors, executive officers and 10% shareholders must report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, we believe that these filing requirements have been satisfied for the fiscal year ended March 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Common Stock by directors, nominees for director, Named Executive Officers, executive officers and directors as a group and persons who owned of record more than 5% of the outstanding Common Stock as of July 16, 2010:

	Amount and	Percentage
	Nature of	of Shares
Name	Beneficial Ownership(a)	Outstanding
Dimensional Fund Advisors LP	568,134 (b)	8.4%
1299 Ocean Avenue
Santa Monica, California 90401
Harold Friedman	45,206	*
Durga D. Agrawal	7,000	*
Charles W. Hall	7,268	*
Alan M. Rauch	2,740	*
Max Reichenthal	0	*
Hershel M. Rich	67,177 (c)	*
Joel Spira	1,000	*
Joe L. Williams	3,570	*
William E. Crow	50,555	*
Ben Harper	61,808	*
Thomas Thompson	0	*
Officers and directors as a group (12 persons)	246,324	3.6%

*	Less than 1%.
(a)	Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Securities Exchange Act of 1934. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To our knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. We are informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to our knowledge, owns beneficially more than 5% of the Common Stock, except as described above.
(b)	Based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2010, and otherwise received from the listed owner, Dimensional Fund Advisors LP (“Dimensional”). Dimensional is deemed to have beneficial ownership of 568,134 shares of the Common Stock as of December 31, 2009. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively referred to herein as the “Funds”). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. All of the shares of Common Stock described in the table are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.
(c)	Does not include 12,300 shares beneficially owned and voted by the spouse of Mr. Rich, as to which shares beneficial ownership is disclaimed.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The audit committee has approved the appointment of Hein as independent auditors for the fiscal year ending March 31, 2011. Representatives of Hein are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

Regarding fiscal years 2010 and 2009, we retained Hein to provide services and paid fees therefor as indicated in the following table:

	2010	2009
	Actual Fees	Actual Fees

Audit Fees(1)	$126,235	$142,953
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$126,235	$142,953

(1)	Includes fees and expenses paid to date related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

The audit committee has considered whether non-audit services provided by Hein to us are compatible with maintaining Hein’s independence.

The audit committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by our independent public accountants to us. With regard to all permissible non-audit services, the audit committee has designated the chairman of the audit committee to approve in advance the provision by the independent public accountants of such services.

There were no services approved by the audit committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X (17 CFR Part 210) during fiscal 2010.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be included in our proxy statement and form of proxy for the 2011 Annual Meeting of Shareholders must be received at our principal executive offices at 4001 Homestead Road, Houston, Texas 77028 on or before March 31, 2011. Proposals from shareholders for the 2011 annual meeting of shareholders received at our principal executive offices after June 14, 2011 will be considered untimely.

GENERAL

Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

The cost of solicitation of proxies in the accompanying form will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or personal interviews.

Appendix A

FRIEDMAN INDUSTRIES, INCORPORATED
SECOND AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Friedman Industries, Incorporated (the “Company”) has established an Audit Committee (the “Committee”). This Second Amended and Restated Audit Committee Charter (the “Charter”) sets forth certain matters with respect to the Committee.

I.	Structure and Qualifications

The Committee shall consist of not less than three directors elected by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independent and all other requirements adopted from time to time by the Securities and Exchange Commission (“SEC”) or the NYSE Amex.

II.	Compensation

Fees for serving as a member of the Board or on any committee of the Board are the only compensation a Committee member may receive from the Company.

III.	Meetings

The Committee shall meet at least once per fiscal quarter. The Committee shall meet periodically with management and representatives of the independent auditor in separate executive sessions in furtherance of its purposes.

IV.	Responsibilities

The Board has delegated the following authority to the Committee:

1.	The Committee shall have the sole authority to select, engage, evaluate, retain, and, when appropriate, terminate the independent auditor of the Company as well as approve all audit engagement fees and terms and all non-audit engagements with independent public accountants. The Committee shall consult with management regarding such engagements but shall not delegate these responsibilities thereto; provided, however, that, in addition to those permissible non-audit services pre-approved by the Committee, pre-approvals of further permissible non-audit services may be delegated to a single member of the Committee, provided such approvals are reviewed with the Committee at its next meeting. The Committee shall be directly responsible for the oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work and the independent auditor shall report directly to the Committee.

2.	The Committee shall review with the independent auditor the planned scope of its examination and the results thereof.

3.	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, and, upon the request of the Committee, the independent auditor shall provide to the Committee copies of all written communications to Company management in any way related to such problems or difficulties.

4.	The Committee shall review any financial reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices having a material impact on the obligations or financial statements of the Company.

5.	The Committee shall review filings made with the SEC when such review is required by the SEC.

6.	The Committee shall review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as

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required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including: (a) the Company’s disclosure controls and procedures and evaluations thereof; and (b) internal controls for financial reporting and evaluations thereof.

7.	The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to release to the public.

8.	The Committee shall recommend whether the audited financial statements should be included in the Company’s annual reports.

9.	The Committee shall obtain and review, at least annually, a formal written statement from the Company’s independent auditor delineating: (a) the independent auditor’s internal quality-control procedures; (b) any issues raised by the most recent quality-control review, or peer review, of the firm and the procedures or solutions used to address them; and (c) all relationships between the independent auditor and the Company.

10.	The Committee shall inquire of management and the independent auditor to assure that the independent auditor has not engaged in any prohibited activities within the provisions of section 10A(g) of the Securities Exchange Act of 1934.

11.	The Committee shall review and consider the independence of the independent auditor.

12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.

13.	The Committee shall ensure that the lead audit partner of the independent auditor and that firm’s audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

14.	The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received from any third party by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	The Committee may obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. Pursuant to approval of this Charter, no further requirement of Board approval for such engagements is required.

16.	The Committee shall review and oversee any related party transactions between the Company and any of its directors or executive officers.

17.	The Committee may hold such other conferences and conduct such other reviews with the independent auditor or with management as may be desired either by the Committee or the independent auditor.

18.	The Committee shall report regularly to the Board and submit to the Board any recommendations the Committee may have from time to time.

19.	The Committee shall review and reassess this Charter annually and conduct an annual review of the work of the Committee, including review of: (a) major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) earnings press releases.

20.	The Committee, from time to time, may adopt rules and make provisions as deemed appropriate for (a) the conduct of its meetings; (b) considering, acting upon and recording matters within its authority; and (c) making such reports to the Board as it may deem appropriate, giving due consideration to the Committee’s need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with the articles of incorporation or the bylaws of the Company.

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Appendix B

FRIEDMAN INDUSTRIES, INCORPORATED
CHARTER OF THE NOMINATING COMMITTEE

Friedman Industries, Incorporated (the “Company”) has established a Nominating Committee (the “Committee”). This Charter sets forth certain matters with respect to the Committee.

I.	Structure and Qualifications

The Committee shall consist of at least three directors appointed by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independence and all other requirements adopted from time to time by the Securities and Exchange Commission (“SEC”) or the NYSE Amex.

II.	Meetings

The Committee shall meet at least one time each year and otherwise as frequently and at such times as necessary to carry out its responsibilities.

III.	Responsibilities

The Board has delegated the following authority to the Committee:

1.	The Committee shall work together with the Chairman of the Board and the Chief Executive Officer to identify and consider candidates to be nominated for election as directors. In connection therewith, the Committee shall consider that a majority of the members of the Board must qualify as independent as defined by NYSE Amex. In addition, the Committee shall consider the following qualifications in assessing director candidates:

(a)	An understanding of business and financial affairs and the complexities of a business organization;

(b)	A record of competence and accomplishments through leadership in industry, education, the professions or government;

(c)	A genuine interest in representing all of the shareholders and the interest of the Company overall;

(d)	A willingness to maintain a committed relationship with the Company as a director;

(e)	A willingness and ability to spend the necessary time required to function effectively as a director;

(f)	A reputation for honesty and integrity; and

(g)	Such other additional qualifications as the Committee may establish from time to time, taking into account the composition and expertise of the entire Board.

2.	The Committee shall recommend to the Board (i) the nominees for directors to be elected at the Company’s annual meeting and (ii) individuals to be elected to fill any vacancies occurring on the Board from time to time.

3.	The Committee shall review potential conflicts of interest of directors which might interfere with Board service.

4.	The Committee shall make determinations, with the advice of legal counsel, concerning the “independence” of Board members for corporate governance purposes and to make other determinations as required under SEC and NYSE Amex rules and regulations.

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5.	The Committee shall review the appropriateness of continued Board membership of a director who experiences a change in employment, board membership of another company or other relevant matter.

6.	The Committee shall perform such other functions as required by law or SEC or NYSE Amex requirements.

7.	The Committee shall report to the Board at least annually and at the Board meeting immediately following each meeting of the Committee.

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ANNUAL MEETING OF SHAREHOLDERS OF
FRIEDMAN INDUSTRIES, INCORPORATED
September 2, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The accompanying Proxy Statement, form of Proxy Card and a copy of our 2010 Annual Report to Shareholders are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=02502
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.    â
■■    20900000000000000000    9                                                               090210

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:					2.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡ ¡ ¡ ¡	W. Crow H. Friedman D. Agrawal C. Hall A. Rauch M. Reichenthal		For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 29, 2010 relating to such meeting, receipt of which is hereby acknowledged.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡	H. Rich J. Spira J. Williams
Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed above. Any proxy or proxies heretofore given by the undersigned are hereby revoked.

Please sign below and return In the enclosed envelope.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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FRIEDMAN INDUSTRIES, INCORPORATED
PROXY – ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 2, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of Friedman Industries, Incorporated (the “Company”) hereby appoints Ben Harper and William Crow, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 2, 2010, at 11:00 a.m. (local time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.
(Continued and to be signed on the reverse side)

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